Exhibit 10.2

EPIQ SYSTEMS, INC.

2004 EQUITY INCENTIVE PLAN

(Amended and Restated, Effective June 2, 2010)

1.             Purpose.

This plan shall be known as the Epiq Systems, Inc. Amended and Restated Equity Incentive Plan (this “Plan”).  The purpose of this Plan shall be to promote the long-term growth and profitability of Epiq Systems, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility.  Grants of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, or any combination of the foregoing may be made under this Plan.

2.             Definitions.

(a)            “Award” means any Non-Qualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Shares, cash or Annual Incentive Award.

(b)           “Annual Incentive Award” means a performance bonus determined under Section 9 of this Plan that is a Restricted Stock or cash bonus awards.

(c)           “Board of Directors” and “Board” mean the board of directors of the Company.

(d)           “Cause,” unless otherwise defined in a participant’s award grant agreement or in a participant’s written employment arrangement with the Company or any of its Subsidiaries in effect on the Grant Date (as amended from time to time thereafter), means the occurrence of one or more of the following events:

(i)           Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii)          Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(iii)         Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

(iv)        Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

The definition of Cause set forth in a participant’s award grant agreement shall control if such definition is different from the definition of Cause set forth in this Plan.

(e)           “Change in Control” means the occurrence of one of the following events:

(i)            if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii)           during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)          the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)          the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

(f)            “Code”  means the Internal Revenue Code of 1986, as amended.

(g)           “Committee” means the Compensation Committee of the Board or such other committee that consists solely of two or more members of the Board, each of whom is a “Non-Employee Director” within the meaning of SEC Rule 16b-3 and is an “outside director” within the meaning of Treasury Regulation §1.162-27(e)(3); provided that, if for any reason the Committee shall not have been appointed by the Board to administer this Plan, all authority and duties of the Committee under this Plan shall be vested in and exercised by the Board, and the term “Committee” shall be deemed to mean the Board for all purposes herein.

(h)           “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(i)            “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(j)            “Covered Employee” is any Eligible Employee who (i) as of the close of the taxable year, is the chief executive officer of the Company or is an individual acting in that capacity, or (ii) the total compensation of the employee for the taxable year is required to be reported to shareholders under the executive compensation disclosure rules under the Securities Exchange Act of 1934.

(k)           “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee.

(l)            “Eligible Person” means those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States).

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)           “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(o)           “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the NASDAQ National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Committee; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(p)           “Grant Date” means the date on which the Board or the Committee determines and approves the grant of an Award.  Such approval shall include, but not be limited to, a final determination as to the Award recipient(s), exercise price (if any), number of Awards or shares subject to an Award granted to each recipient and the type of such Awards (e.g., ISO, NSO, Restricted Stock).

(q)           “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(r)            “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(s)           “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(t)            “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provision for options thereunder).

(u)           “Performance Goals” means the objective criteria determined by the Committee, the degree of attainment of which will affect the amount of an Annual Incentive Award.  Performance Goals may contain threshold and maximum levels of achievement and must be based upon one or more of the Performance Measures set forth in Section 9(c)(i).

(v)           “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which the attainment of performance goals specified by the Committee with respect to that Award are to be measured.  Except as provided in Section 9, a Performance Period may be a year or a longer or shorter period.

(w)          “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(x)            “Shares” means any share of the Common Stock of the Company.

(y)           “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

(z)            “Year” means the fiscal year of the Company.

3.             Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer this Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein.  Subject to the provisions of this Plan, the Committee shall be authorized to:

(i)             select persons to participate in this Plan;

(ii)            determine the form and substance of grants made under this Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made;

(iii)           certify that the conditions and restrictions applicable to any grant have been met;

(iv)         modify the terms of grants made under this Plan;

(v)           interpret this Plan and grants made thereunder;

(vi)          make any adjustments necessary or desirable in connection with grants made under this Plan to eligible participants located outside the United States; and

(vii)         adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out this Plan as it may deem appropriate.

Decisions of the Committee on all matters relating to this Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties.  The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.  No member of the Committee and no officer of the Company shall be liable for any action taken  or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of this Plan shall be borne by the Company.  The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under this Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.             Shares Available for this Plan.

Subject to adjustments as provided in Section 15, an aggregate of 5,000,000 shares of Common Stock (the “Shares”) may be issued pursuant to this Plan.  Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares.  If any grant under this Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under this Plan unless, in the case of options granted under this Plan, related SARs are exercised.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5.             Participation.

Participation in this Plan shall be limited to Eligible Persons.  Nothing in this Plan or in any grant thereunder shall confer any right on a participant to continue in the employ as a director  or officer of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time.  By accepting any Award under this Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the Committee.

Incentive Stock Options, Non-qualified Stock Options, SARs, alone or in tandem with options, restricted stock awards, or any combination thereof may be granted to such persons and for such number of Shares as the Committee shall determine subject to the terms of this Plan (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees”).  Determinations made by the Committee under this Plan need not be uniform and may be made selectively among eligible individuals under this Plan, whether or not such individuals are similarly situated.  A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.             Incentive and Non-qualified Stock Options and SARs.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto).  In any one calendar year, the Committee shall not grant to any one participant Non-qualified Stock Options, Incentive Stock Options or SARs to purchase a number of shares of Common Stock in excess of 300,000 Shares.  The options granted shall take such written form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent.  Each award grant agreement shall specifically indicate whether the option granted is an Incentive Stock Option or a Non-qualified Stock Option.  If an Incentive Stock Option granted under this Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under this Plan, provided that such stock option otherwise meets this Plan’s requirements for Non-qualified Stock Options.

(a)           Price.  The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee and may not be less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the Grant Date of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b)           Payment.  Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options exercised, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair

Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company.  Delivery for this purpose may, at the election of the grantee, be made either by (1) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (2) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company.  When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash.  No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise.  When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash.  No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).  Any withheld Shares shall no longer be issuable under such option.

(c)           Terms of Options.  The term during which each option may be exercised shall be determined by the Committee, but no option shall be exercisable in whole or in part more than ten years after the Grant Date, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years after the Grant Date; in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.  All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee.  The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments.  The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee.  Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d)           Limitations on Grants.  If required by the Code, the aggregate Fair Market Value (determined as of the Grant Date) of Shares for which Incentive Stock Options are exercisable for the first time by any one participant during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto) may not exceed $100,000.

(e)           Termination; Forfeiture.

(i)            Death or Disability.  If a participant ceases to be a director, officer or employee of the Company and any Subsidiary due to death or Disability, (A) all of the participant’s options and SARs that were exercisable on the date of death or Disability shall remain exercisable for, and shall otherwise terminate at the end of, a period of one year from the date of such death or Disability, but in no event after the expiration date of the options or SARs; provided that, in the case of Disability, the participant does not engage in Competition during such one year period unless he or she received written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of death or Disability shall be forfeited immediately upon such death or Disability; provided, however, that such options or SARs may become fully vested and exercisable in the discretion of the Committee.  If a participant other than a director, officer or employee of the Company and any Subsidiary ceases to perform services for the Company and any Subsidiary due to death or Disability, the provisions set forth in such participant’s award grant agreement shall control.  Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 3 months after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under this Plan if required to be so treated under the Code.

(ii)           Retirement.  If a participant ceases to be a director, officer or employee of the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options or SARs may become fully vested and exercisable in the discretion of the Committee.  If a participant other than a director, officer or employee of the Company and any Subsidiary ceases to perform services for the Company and any Subsidiary upon the occurrence of his or her retirement, the provisions set forth in such participant’s award grant agreement shall control.  Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 3 months after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under this Plan if required to be so treated under the Code.

(iii)          Discharge for Cause.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv)          Other Termination.  Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.  If a participant other than a director, officer or employee of the Company and any Subsidiary ceases to perform services for the Company and any Subsidiary for any reason other than death, Disability

Retirement or Cause, the provisions set forth in such participant’s award grant agreement shall control.

(v)           Change in Control.  If there is a Change in Control of the Company, all of the participant’s options and SARs shall become fully vested and exercisable upon such Change in Control and shall remain so until the expiration date of the options or SARs, whether or not the grantee is subsequently terminated.

7.             Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option).  SARs shall be subject to such terms and conditions as the Committee may specify.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, the exercise price of any options to which the SARs correspond.  Prior to the exercise of the SAR and any delivery of the related Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable.  The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, the exercise price of any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised.  The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, or in a combination thereof.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable.  An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

8.             Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under this Plan to such participants and in such amounts as it determines.  Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the Grant Date, unless such Shares of restricted stock are treasury shares.  Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under this Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor.  Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Unless otherwise determined by the Committee, immediately prior to a Change in Control during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any reason, unless otherwise determined by the Committee, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

In any one calendar year, the Committee shall not grant to any one participant Restricted Stock in excess of 150,000 Shares.

9.             Annual Incentive Awards and 162(m) Compliance.

(a)           Section 162(m) Compliance.  If the Committee, in its discretion, determines that it is appropriate to establish an Annual Incentive Award for an Eligible Person, the terms of the Annual incentive Award will comply with this Section 9.  Annual Incentive Awards are intended to satisfy the Performance-Based Exception.  If changes are made to Code Section 162(m) to permit flexibility with respect to an Award or Awards available under this Plan, the Committee may, subject to this Section 9, make any adjustments to Annual Incentive Awards as it deems appropriate and as permitted by the changes in Code Section 162(m).

(b)           Annual Incentive Award Eligibility and Timing for Establishing Performance Goals.

(i)             Eligibility.  Subject to and consistent with the provisions of this Plan, Annual Incentive Awards may be granted to an Eligible Employee who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with the Annual Incentive Award, a Covered Employee in accordance with this Section 9.

(ii)            Timing.  The Committee will designate the individuals eligible to be granted an Annual Incentive Award for a Year and establish the objective Performance Goals for the individuals within the first 90 days of that Year; provided, that for a hiring or promotion after that 90-day period that makes any individual eligible to be granted an Annual Incentive Award, the designation shall not be later than the elapse of 25% of the remainder of that Year after such hiring or promotion; provided further, that if the Committee designates a Performance Period of less than a full year, the establishment of the Performance Goals by the Committee will be made no later than the elapse of 25% of the Performance Period.  The opportunity to be granted an Annual Incentive Award may be evidenced by an award grant agreement, which shall specify the individual’s bonus opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

(c)          Performance Goals.

(i)             Establishment.  Within the time period prescribed in Section 9(b)(ii), the Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Covered Employees) and shall establish the threshold and maximum bonus opportunity for each Covered Employee for the attainment of specified threshold and maximum Performance Goals.  Performance Goals and bonus opportunities may be weighted for different factors and measures as the Committee determines.  Unless and until the Company’s stockholders approve a change in the general Performance Measures set forth in this Section 9, for Annual Incentive Awards designed to qualify for the Performance-Based Exception, objective performance criteria used to establish Performance Goals shall be one or more of the following (each a “Performance Measure”):

(A)           Earnings from continuing operations (either in the aggregate or on a per-Share basis);

(B)           Growth or rate of growth in earnings (either in the aggregate or on a per-Share basis);

(C)           Net income or loss (either in the aggregate or on a per-Share basis);

(D)           Revenues (either operating or in total);

(E)            Growth or rate of growth in revenues (either operating or in total)

(F)            Net cash provided by operating activities;

(G)           Growth or rate of growth in net cash provided by operating activities;

(H)           Free cash flow (either in the aggregate on a per-Share basis);

(I)             Earnings before interest, taxes, depreciation, amortization, and acquisition-related expenses;

(J)            Growth or rate of growth in earnings before interest, taxes, depreciation, amortization, and acquisition-related expenses;

(K)           Earnings from continuing operations (either in the aggregate or on a per-Share basis);

(L)            Reductions in expense levels, determined either on a Company-wide basis or in respect of any one more business units;

(M)          Expense management and employee productivity;

(N)           Stockholder returns (including return on assets, investments, equity, or sales);

(O)           Return measures (including return on assets, equity, or sales);

(P)            Growth or rate of growth in return measures (including return on assets, equity, or sales);

(Q)           Share price (including attainment of a specified per-Share price during the Performance Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(R)           Strategic business criteria, consisting of one or more objectives based on meeting specified hiring and/or retention of key employees, business expansion goals, objectively identified project milestones, debt targets, and goals relating to acquisitions or divestitures; and

(S)            Achievement of business or operational goals such as market penetration, release of software upgrades, business development and/or regulatory compliance;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Annual Incentive Award intended to comply with the Performance-Based Exception, provide that the formula for such Annual Incentive Award include or exclude items to measure specific Performance Measures such as share-based compensation expense, acquisition related expenses, expense resulting from amortization of debt issuance costs or other loan fees, expense resulting from amortization of intangibles, gain or loss on extinguishment of debt, accreted interest expense, charges or credits related to the adjustment of assets or liabilities to fair value (for example, charges related to asset impairments or the mark-to-market adjustment of the convertible debt embedded option),gains or losses resulting from foreign exchange transaction or translation adjustments, restructuring charges, gains or losses from discontinued operations, any unusual or non-recurring charge or credit, extraordinary gains or losses, the current period income statement effect of businesses or assets acquired or divested; expense or income, including the cumulative effect, of any new accounting principle adopted during the year, and, expense or income related to the adoption of new accounting methods or principles.

(ii)           Flexibility as to Timing, Weighting, Applicable Business Unit.  For Annual Incentive Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Goals within the time period prescribed by Section 162(m) of the Code.  The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result.  Performance Measures may differ for Annual Incentive Awards to different grantees.  The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Annual Incentive Award.  Any one or more of the Performance Measures may apply to a grantee, to the Company as a whole, to one or more affiliates or to a department, unit, division or function within the Company, within any one or more affiliates or any one or more joint ventures, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(iii)          Discretion to Adjust.  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Goals; provided, however, Annual Incentive Award compensation that is designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Annual Incentive Award so that it no longer qualifies for the Performance-Based Exception) be adjusted upward.  The Committee retains the discretion to adjust compensation under Annual Incentive Awards downward.  The Committee may not, unless the Committee determines to amend the Annual Incentive Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Annual Incentive Awards intended qualify for the Performance-Based Exception.  All determinations by the Committee as to the achievement of the pre-established Performance Goals must be certified in writing prior to payment of the Annual Incentive Award.

(iv)          Alteration of Performance Measures.  If applicable laws allow an Annual Incentive Award to qualify for the Performance-Based Exception even if the Committee alters the governing Performance Measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval.

(d)          Determination of Amount of Annual Incentive Awards.

(i)           Restricted Stock Award Limitation.  No grantee may be awarded Restricted Stock Annual Incentive Awards in any one year, pursuant to this Section 9, in excess of the limitation set forth in Section 8.

(ii)           Cash Award Limitation.  No grantee may be granted cash Annual Incentive Awards, pursuant to this Section 9, in any one Year the maximum payout for which, when added to the maximum payout for all other cash Annual Incentive Awards granted to such grantee pursuant to this Section 9 in the same Year, could exceed 300% of the grantee’s annual base salary (up to a maximum of $1,000,000 of base salary) as of the first day the Year (or, if later, as of the date on which the grantee becomes an employee of the Company or a Subsidiary).  If the Performance Period is greater than one year, the 300% limitation will apply separately for each 12 month period in the Performance Period.

(iii)          Aggregate Maximum.  The Committee may establish guidelines as to the maximum aggregate amount of Annual Incentive Awards payable for any Year.

(e)            Committee Certification and Determination of Amount of Annual Incentive Award.  The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than 90 days after the end of that Year.  The Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s bonus opportunity.  The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Annual Incentive Award below the maximum Annual Incentive Award.  The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year will not affect the maximum Annual Incentive Award payable to any other individual.  No Annual Incentive Award will be payable to an individual unless at least the threshold Performance Goal is attained.

(f)            Payment of Annual Incentive Awards.

(i)            Timing. Annual Incentive Awards will be paid as soon as administratively practicable after the Committee determines the amount of the Annual Incentive Award, but not later than 90 days after the Committee certifies the degree of attainment o Performance Goals.

(ii)           Form.  An individual’s Annual Incentive Award for a Year may be paid in cash or Restricted Stock as determined by the Committee at the time of the grant.  The Committee may provide in an award grant agreement that payment of an Annual Incentive Award may be deferred in accordance with any rules or procedures that may be established by the Committee from time to time, either before or after the decision or election to defer is made.

(g)           Cessation of Services.  If an individual ceases to provide services to the Company or a subsidiary in the capacity of an employee or consultant during the Year, the Committee may authorize the payment of an Annual Incentive Award to that individual, and in the absence of the authorization, the individual will receive no Annual Incentive Award for that Year.

10.           Withholding Taxes.

(a)           Participant Election.  Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be.  Such election must be made on or before the date the amount of tax to be withheld is determined.  Once made, the election shall be irrevocable.  The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b)           Company Requirement.  The Company may require, as a condition to any grant or exercise under this Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares.  The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under this Plan.

11.           Written Agreement; Vesting.

Each participant to whom a grant is made under this Plan shall enter into a written agreement with the Company that shall contain such provisions, including, without limitation, vesting requirements, consistent with the provisions of this Plan, as may be approved by the Committee.  Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7 and 8, in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12.           Transferability.

Unless the Committee determines otherwise, no option, SAR or restricted stock granted under this Plan  shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code.  Unless the Committee determines otherwise, an option  or SAR may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option or SAR by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder.  All provisions of this Plan shall in any event continue to apply to any option, SAR or restricted stock granted under this Plan and transferred as permitted by this Section 12, and any transferee of any such option, SAR or restricted stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

13.           Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR or restricted stock is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

14.           Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another, shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15.           Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee, as necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately and equitably make such adjustment in the number and kind of Shares available for issuance under this Plan (including, without limitation, the total number of Shares available for issuance under this Plan pursuant to Section 4), and in the number and kind of options, SARs and Shares covered by grants previously made under this Plan, and in the exercise price of outstanding options and SARs; provided, in each case, that with respect to Awards of Incentive Stock Options intended to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent such adjustment would cause the Incentive Stock Option to violate Section 424(a) of the Code.  Any such adjustment shall be final, conclusive and binding for all purposes of this Plan.  In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).  Notwithstanding the foregoing, no amendment shall be made to any stock option that would be deemed to be a repricing under the rules of the New York Stock Exchange or the NASDAQ Global Select Market unless such amendment is first subject to and approved by the Company’s shareholders.

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control, the Committee may, in its discretion, (i) cancel any or all outstanding options under this Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind.  Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

16.           Amendment and Termination of this Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate this Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange or market on which the Common Stock is then listed.

17.           Amendment or Substitution of Awards under this Plan.

The terms of any outstanding Award under this Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award or of the date of lapse of restrictions on Shares); provided that, (a) except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the Award without his or her written consent, (b) that the Committee shall not reduce the exercise price of any options or SARs awarded under this Plan or make any amendment that would be deemed to be a repricing under the rules of the New York Stock Exchange without approval of the stockholders of the Company, and (c) except as otherwise provided in Section 15 or as set forth in the applicable stock option agreements (e.g., with respect to cancellation of options upon termination of employment), there shall be no adjustment to the grantees, number of shares, or exercise prices with regard to any option grant after the Grant Date.

18.           Commencement Date; Termination Date.

The date of commencement of this Plan shall be June 2, 2004, subject to approval by the stockholders of the Company.  Unless previously terminated upon the adoption of a resolution of the Board terminating this Plan, this Plan shall terminate at the close of business on June 1, 2014.   No termination of this Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under this Plan.

19.           Severability.

Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

20.           Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.